                                   Exhibit 2E
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MICHAEL JAMES DIERBERG (Co-Trustee under the living trust of Michael James Dierberg, dated July 24, 1989)

Residence or Business Address:                 39 Glen Eagles Drive
-----------------------------                  St. Louis, Missouri 63124

Principal Occupation or Employment:            Student
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Criminal Proceedings During Last 5 Years:      None
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Civil Proceedings During Last 5 Years:         None
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Citizenship:                                   U.S.A.
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